U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 2, 2005

HEMPTOWN CLOTHING INC.

(Exact name of registrant as specified in its charter)

 British Columbia, Canada                      0-50367                                               98-0359306

(State or other jurisdiction               (Commission file no.)                              (IRS Employer

       of Incorporation)                                                                                        Identification No.)

1307 Venables Street

Vancouver, British Columbia, Canada, V5L 2G1

(Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

        CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Chief Financial Officer; Appointment of Chief Financial Officer

On April 27, 2005, the board of directors of Hemptown Clothing Inc., a corporation organized under the laws of the Province of British Columbia (the “Company”), announced the acceptance of the resignation of Robert Edmunds as the Chief Financial Officer of the Company effective April 27, 2005. Mr. Edmunds will remain as a director of the board of directors of the Company.

On May 2, 2005, the board of directors of the Company, pursuant to written unanimous consent, appointed Guy Prevost as the Chief Financial Officer of the Company effective May 2, 2005.

Mr. Prevost has over fifteen years of private and public company experience in accounting, finance and corporate governance. Since 2000, Mr. Prevost has been engaged as the controller for Hotsports Internet Corporation. Mr. Prevost’s duties and responsibilities on behalf of the Company will generally entail financial reporting and establishing internal procedures and controls. Mr. Prevost is a member of the Certified General Accountants Association of British Columbia and of the Certified General Accountants’ Association of Canada.

As of the date of this Report, the Company does not have any contractual arrangements with Mr. Prevost.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                             HEMPTOWN CLOTHING INC.

 Date: May 4, 2005

  By:   /s/ Jerry Kroll

          ------------------------------------

          Chief Executive Officer